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                                                             Exhibit 23.1

                            [ARTHUR ANDERSEN LLP]


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.

                                                /s/ Arthur Andersen LLP
                                                -----------------------
                                                    Arthur Andersen LLP
New York, New York
April 15, 1998